                                                                    EXHIBIT 99.3

                                Limited Partner:
                                                --------------------------

                                Partner I.D. Code:
                                                  ------------------------
                                Class:
                                      ------------------------------------
                                Basic Subscription
                                  Rights:                                 shares
                                         ---------------------------------


               ALL RIGHTS WILL EXPIRE AT 5:00 P.M., PACIFIC TIME,
           ON APRIL __, 1996, UNLESS EXTENDED (THE "EXPIRATION DATE"),
               AND THIS SUBSCRIPTION AGREEMENT (THIS "AGREEMENT")
                               IS VOID THEREAFTER

                   SUBSCRIPTION AGREEMENT FOR COMMON STOCK OF
                           PACIFIC UNITED GROUP, INC.

         The undersigned ("Subscriber") acknowledges receipt of a Proxy Statement/Prospectus dated March ___, 1996 (the "Proxy") of Pacific United Group, Inc., a Delaware corporation (the "Corporation"), and hereby subscribes for shares of pursuant to the exercise of Basic Subscription Rights and/or the Oversubscription Privilege (collectively, the "Rights Offering"), subject to the completion of a restructuring plan (the "Restructuring Plan") between the Corporation and Presidential Mortgage Company, a California limited partnership (the "Partnership"), in accordance with the terms described in the Proxy. Capitalized terms used herein without definition are used as defined in the Proxy.

         In consideration of the Corporation's agreement to sell shares of Common Stock of the Corporation to Subscriber upon the exercise of the Rights, and upon the following terms and conditions, Subscriber and the Corporation hereby agree, represent and warrant as follows:

         Basic Subscription Rights:

         The undersigned hereby subscribes for the number shares of Common Stock shown on page 4 hereof under item (a) Basic Subscription Rights (which number may not be more than the number shown above as the undersigned's Basic Subscription Rights).

         Oversubscription Privilege:

         The undersigned hereby subscribes for that number of additional shares of Common Stock, to the extent such shares are available in accordance with the terms of the Proxy Statement/Prospectus, shown on page 4 hereof under item (b) Oversubscription Privilege.

         The purchase price for the shares obtained by the exercise of each Right shall be $10.00 per share, subject to



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adjustment to the price (the "Public Offering Price") at which the Common Stock is offered in a public offering (the "Public Offering") by the Corporation, as described in the Proxy. In the event that the Public Offering Price is less than $10 per share, the undersigned shall receive that number of shares of Common Stock as is equal to the subscription price submitted herewith divided by the Public Offering Price, with the price of any fractional share delivered in cash to the undersigned. The full subscription amount is herewith delivered to the U.S. Stock Transfer Corporation, 1745 Gardena Avenue, Glendale, California 91204-2991, either (a) by check or bank draft drawn upon a United States bank,
(b) by postal, telegraphic or express money order, payable to the Subscription Agent, or (c) by wire transfer of funds to the account maintained by the Subscription Agent for this purpose at _________________________, Account No.
________________.

         Subscriber further acknowledges the following:

                 (a) The Corporation or the Subscription Agent may accept or reject this Agreement or all or any portion of the Rights exercised hereunder, in whole or in part; provided that such rejection is based on Subscriber's failure to comply with any of the requirements contained herein or in the Proxy, including, without limitation, the failure to properly complete or execute this Agreement or deliver it to the Subscription Agent by the Expiration Date, the failure of the Restructuring Plan to be approved, the failure to submit full payment herewith, the failure of such monies paid by Subscriber to be deemed received by the Subscription Agent by the Expiration Date (as described in the Proxy) or the inability of the Corporation to satisfy Subscriber's Oversubscription Privileges as exercised. Acceptance by the Corporation or the Subscription Agent of Subscriber's subscription and payment will occur only when each of the Corporation and the Subscription Agent execute this Agreement and execute and tender delivery of the share certificates representing the shares of Common Stock of the Corporation purchased by Subscriber hereunder.

                 (b) Checks or other monies received from Subscriber will be held in escrow by the Subscription Agent and invested at the direction of the Corporation in short-term certificates of deposit, short-term obligations of the United States, any state or any agency thereof, or money market mutual funds investing in any of the foregoing instruments. Such amounts will be retained by the Corporation if the Restructuring Plan is approved and the shares subscribed for by Subscriber are ultimately issued in Subscriber's name, or will be returned to Subscriber without interest or deduction if the Restructuring Plan is not approved, the Corporation or the Subscription Agent rejects this Agreement or Subscriber's Oversubscription Privilege, as exercised, cannot be fully satisfied (in which case, the amounts to be so returned shall be based on the percentage of such Oversubscription Privilege for which Subscriber ultimately receives shares of Common Stock of the Corporation).


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         (c) Subscriber understands that if Subscriber does not indicate the number of Rights to be exercised or does not forward full payment for the number of shares indicated to be received (or if such monies paid have not been deemed to be received by the Subscription Agent by the Expiration Date), Subscriber will be deemed to have exercised the maximum number of Rights that may be exercised for the aggregate price delivered herewith that has cleared by the Expiration Date. Any additional monies deemed received by the Subscription Agent after the Expiration Date will be returned to Subscriber without interest or deduction as soon as practicable after receipt thereof.

         (d) Subscriber is under no obligation to exercise all of its Basic Subscription Rights (as listed on the signature page hereto) and may in lieu thereof elect to exercise none or only a portion of those Rights owned; provided that Subscriber understands that other stockholders will, as a result thereof, obtain increased Oversubscription Privileges that could dilute Subscriber's percentage equity interest in the Corporation. Such dilution could also occur if the Corporation elects to reject this Agreement; as a result, the Corporation urges Subscriber to exercise great care in deciding whether to exercise Rights hereunder, in completing and executing this Agreement, and in opting for a particular payment method to ensure receipt of such amounts by the Expiration Date.



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                                Limited Partner:
                                                --------------------------

                                Partner I.D. Code:
                                                  ------------------------
                                Class:
                                      ------------------------------------
                                Basic Subscription
                                  Rights:                                 shares
                                         ---------------------------------

                                (Return this page to the Subscription Agent, together with payment for Shares)

                          PRESIDENTIAL MORTGAGE COMPANY

(a)   Basic Subscription Rights            Total Price Enclosed:
      Exercised:                           $
                -------------------         -----------------------------
                                            ($10.00 x (c))

(b)   Maximum Rights Exercised
      Pursuant to Oversubscription                 SUBSCRIBER:
      Privilege:
                -------------------

                                            -----------------------------
(c)   Maximum Shares Subscribed                    [Name]
      for ((a)+(b)):
                    ---------------

                                            -----------------------------
Taxpayer ID or Social Security Number:      Signature (1)

-----------------------------------         -----------------------------
                                            Signature of Co-Signer
                                            (if any)

Citizen of:
           ------------------------         -----------------------------
                                            Name of Co-Signer
                                            (type or print)

              -----------------------------------------------------
              Name as you would like it to appear on Certificate(s)

Subscriber is a resident of the State of
                                            -----------------------------


-----------------------------------         -----------------------------
Residence (or Business, if not              Address for Sending
an individual) Address                      Notices (if different)


-----------------------------------         -----------------------------
City, State and Zip Code                    City, State and Zip Code


-----------------------------------         -----------------------------
Telephone Number                            Telephone Number

ACCEPTED as of ________ ___, 1996

PACIFIC UNITED GROUP, INC.

By:
   ------------------------
Name:
     ----------------------
Title:
     ----------------------

(1) If the Subscription Agreement is executed by an executor, administrator, trustee, guardian, or other fiduciary, or by a corporation, and the Subscription Agreement is not issued in the name of such fiduciary or corporation, the person executing the Subscription Agreement must give his full title and furnish proper evidence of authority to act. If the form is executed by an attorney-in-fact (except where such execution is by a bank, trust company, or broker as agent for the subscriber), and the shares are to be registered in the said name as stated on the Subscription Agreement, evidence of authority to act must be furnished.


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